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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-47319, 33-61722, 333-22305, 333-37903, 333-49080
and 333-104938) and Form S-3 (Nos. 33-78776 and 333-42296) of UGI Corporation of our report dated November 17, 2003, except for Note 21, as to which the date is March 9, 2004, relating to the financial statements and financial statement schedules, which appears in UGI Corporation's Current Report on Form 8-K dated March 11, 2004.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 9, 2004